Exhibit (99)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2011 and For the Three Months Ended March 31, 2011

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Wells Fargo & Company

Supplementary Consolidating Income Statement Information (Unaudited)

	Three months ended March 31, 2011
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Interest income
Trading assets	$68	282	350
Securities available for sale	1,917	247	2,164
Mortgages held for sale	253	184	437
Loans held for sale	11	1	12
Loans	8,096	1,291	9,387
Other interest income	344	(222)	122

Total interest income	10,689	1,783	12,472

Interest expense
Deposits	582	33	615
Short-term borrowings	17	9	26
Long-term debt	363	741	1,104
Other interest expense	58	18	76

Total interest expense	1,020	801	1,821

Net interest income	9,669	982	10,651
Provision for credit losses	1,916	294	2,210

Net interest income after provision for credit losses	7,753	688	8,441

Noninterest income
Service charges on deposit accounts	1,014	(2)	1,012
Trust and investment fees	562	2,354	2,916
Card fees	931	26	957
Other fees	873	116	989
Mortgage banking	2,044	(28)	2,016
Insurance	15	488	503
Net gains from trading activities	502	110	612
Net gains (losses) on debt securities available for sale	(108)	(58)	(166)
Net gains from equity investments	72	281	353
Operating leases	76	1	77
Other	534	(125)	409

Total noninterest income	6,515	3,163	9,678

Noninterest expense
Salaries	3,021	433	3,454
Commission and incentive compensation	920	1,427	2,347
Employee benefits	1,048	344	1,392
Equipment	601	31	632
Net occupancy	649	103	752
Core deposit and other intangibles	461	22	483
FDIC and other deposit assessments	286	19	305
Other	2,645	723	3,368

Total noninterest expense	9,631	3,102	12,733

Income before income tax expense	4,637	749	5,386
Income tax expense	1,550	22	1,572

Net income before noncontrolling interests	3,087	727	3,814
Less: Net income from noncontrolling interests	47	8	55

Net income	$3,040	719	3,759

Net income applicable to common stock	$3,040	530	3,570

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information (Unaudited)

	March 31, 2011
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Assets
Cash and due from banks	$17,369	(391)	16,978
Federal funds sold, securities purchased under resale agreements and other short-term investments	91,941	1,100	93,041
Trading assets	34,595	23,295	57,890
Securities available for sale	145,551	22,355	167,906
Mortgages held for sale	18,031	15,090	33,121
Loans held for sale	1,377	51	1,428

Loans	686,307	64,848	751,155
Allowance for loan losses	(18,779)	(3,204)	(21,983)

Net loans	667,528	61,644	729,172

Mortgage servicing rights:
Measured at fair value	15,937	(289)	15,648
Amortized	1,424	(1)	1,423
Premises and equipment, net	8,062	1,483	9,545
Goodwill	20,936	3,841	24,777
Other assets	70,279	23,458	93,737

Total assets	$1,093,030	151,636	1,244,666

Liabilities
Noninterest-bearing deposits	$173,633	17,326	190,959
Interest-bearing deposits	669,604	(22,901)	646,703
Total deposits	843,237	(5,575)	837,662
Short-term borrowings	27,894	26,843	54,737
Accrued expenses and other liabilities	54,398	14,323	68,721
Long-term debt	42,317	106,286	148,603

Total liabilities	967,846	141,877	1,109,723

Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	11,897	11,897
Common stock	519	8,335	8,854
Additional paid-in capital	98,980	(44,165)	54,815
Retained earnings	19,029	35,826	54,855
Cumulative other comprehensive income (loss)	5,381	(360)	5,021
Treasury stock	-	(541)	(541)
Unearned ESOP shares	-	(1,430)	(1,430)

Total stockholders’ equity	123,909	9,562	133,471
Noncontrolling interests	1,275	197	1,472

Total equity	125,184	9,759	134,943

Total liabilities and equity	$1,093,030	151,636	1,244,666

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information (Unaudited)

	Three months ended March 31, 2011
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Preferred stock
Balance, December 31, 2010	$-	8,689	8,689
Preferred stock issued to ESOP	-	1,200	1,200
Preferred stock converted to common shares	-	(493)	(493)
Preferred stock issued	-	2,501	2,501

Balance, March 31, 2011	-	11,897	11,897

Common stock
Balance, December 31, 2010	519	8,268	8,787
Issued/converted	-	67	67

Balance, March 31, 2011	519	8,335	8,854

Additional paid-in capital
Balance, December 31, 2010	98,971	(45,545)	53,426
Business combinations	(26)	26	-
Capital infusion	35	(35)	-
Noncontrolling interests	-	(35)	(35)
Common stock issued	-	593	593
Preferred stock issued to ESOP	-	102	102
Preferred stock released to ESOP	-	(42)	(42)
Preferred stock converted to common shares	-	467	467
Common stock dividends	-	4	4
Tax benefit upon exercise of stock options	-	54	54
Stock option compensation expense	-	261	261
Net change in deferred compensation and related plans	-	(15)	(15)

Balance, March 31, 2011	98,980	(44,165)	54,815

Retained earnings
Balance, December 31, 2010	17,489	34,429	51,918
Net income	3,040	719	3,759
Common stock dividends	(1,500)	862	(638)
Preferred stock dividends	-	(184)	(184)

Balance, March 31, 2011	19,029	35,826	54,855

Cumulative other comprehensive income
Balance, December 31, 2010	5,280	(542)	4,738
Other comprehensive income	101	(86)	15
Unrealized losses related to factors other than credit	-	352	352
Net unrealized gains on securities available for sale	-	(99)	(99)
Net unrealized gains on derivatives and hedging activities	-	15	15

Balance, March 31, 2011	5,381	(360)	5,021

Treasury stock
Balance, December 31, 2010	-	(487)	(487)
Common stock repurchased .	-	(55)	(55)
Net change in deferred compensation and related plans	-	1	1

Balance, March 31, 2011	-	(541)	(541)

Unearned ESOP shares
Balance, December 31, 2010	-	(663)	(663)
Preferred stock issued to ESOP	-	(1,302)	(1,302)
Preferred stock released to ESOP	-	535	535

Balance, March 31, 2011	-	(1,430)	(1,430)

Total Wells Fargo stockholders’ equity
Balance, December 31, 2010	122,259	4,149	126,408

Balance, March 31, 2011	123,909	9,562	133,471

Noncontrolling interests
Balance, December 31, 2010	1,303	178	1,481
Net income	47	8	55
Translation adjustments	-	(4)	(4)
Noncontrolling interests	(75)	15	(60)

Balance, March 31, 2011	1,275	197	1,472

Total stockholders’ equity, March 31, 2011	$125,184	9,759	134,943

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